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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders
Reinsurance Group of America, Incorporated:


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement Nos. 333-108200, 333-108200-01 and 333-108200-02 of
Reinsurance Group of America, Incorporated and subsidiaries on Form S-3 of our report dated February 3, 2003 (August 13, 2003 as to Note 17 and Schedules III and IV) appearing in the Current Report on Form 8-K of Reinsurance Group of America, Incorporated and subsidiaries dated August 25, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
October 10, 2003